Exhibit 1A-6E

American Homeowner Preservation 2015A+, LLC

INVESTMENT AGREEMENT

This is an Agreement, entered into on __________________, 201_, by and between American Homeowner Preservation 2015A+, LLC, a Delaware limited liability company (the “Company”) and ________________________ (“Purchaser”).

Background

Purchaser wishes to purchase certain securities of the Company offered through www.AHPFund.com (the “Site”).

NOW, THEREFORE, acknowledging the receipt of adequate consideration and intending to be legally bound, the parties hereby agree as follows:

1.         Defined Terms. Capitalized terms that are not otherwise defined in this Investment Agreement have the meanings given to them in the Offering Circular at the Site, which we refer to as the “Offering Circular.”

2.         Purchase of Interest. Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from the Company, a Class A Interest for $_________________. We refer to your Class A Interest as the “Interest.”

3.         No Right to Cancel. You do not have the right to cancel your subscription or change your mind. Once you sign this Investment Agreement, you are obligated to purchase the Interest.

4.         Our Right to Reject Investment. In contrast, we have the right to reject your subscription for any reason or for no reason, in our sole discretion. If we reject your subscription, any money you have given us will be returned to you.

5.         Your Interest. You will not receive a paper certificate evidencing your Interest. Instead, your Interest will be in electronic form only.

6.         Terms of Use. The Terms of Use at the Site are part of your agreement with us. If there is any conflict between the Terms of Use and this Investment Agreement, the terms of this Investment Agreement will govern.

7.         Your Promises. You promise that:

7.1.           Accuracy of Information. All of the information you have given to us at the Site is accurate and we may rely on it. If any of the information you have given to us changes before we accept your subscription, you will notify us immediately. If any of the information you have given to us is inaccurate and we are damaged (harmed) as a result, you will indemnify us, meaning you will pay any damages.

7.2.           Risks. You understand all the risks of investing, including the risk that you could lose all your money. Without limiting that statement, you have reviewed and understand all the risks listed under “Risks of Investing” in the Offering Circular.

7.3.           No Representations. Nobody has made any promises or representations to you, except the information in the Offering Circular. Nobody has guaranteed any financial outcome of your investment.

7.4.           Your Legal Power to Sign and Invest. You have the legal power to sign this Investment Agreement and purchase the Interest. Your investment will not violate any contract you have entered into with someone else.

7.5.           Acting On Your Own Behalf. You are acting on your own behalf in purchasing the Interest, not on behalf of anyone else.

7.6.           Financial Wherewithal. You can afford this investment, even if you lose your money. You don’t need this money for your current needs, like rent or utilities.

7.7.           Restrictions on Transfer. You understand that the Interest may not be transferrable, and that securities laws also limit transfer. This mean you will probably be required to hold the Interest until its maturity.

7.8.           No Advice. We have not provided you with any investment, financial, or tax advice. Instead, we have advised you to consult with your own legal and financial advisors and tax experts.

7.9.           Past Performance. You understand that even if the Company has been successful in the past, this doesn’t mean we will be successful with Series 2015A+ or your Interest.

7.10.           Money Laundering. The money you are investing was not acquired from “money laundering” or other illegal activities. You will provide us with additional information relating to the source of the funds if we reasonably believe we are required to request such information by law.

7.11.           Additional Documents. You will execute any additional documents we request if we reasonably believe those documents are necessary or appropriate and explain why.

8.         Re-Purchase of Interest. If we decide that you provided us with inaccurate information or have otherwise violated your obligations, we may (but shall not be required to) repurchase your Interest for the amount you paid for it.

9.         Governing Law. Your relationship with us shall be governed by Delaware law, without taking into account principles of conflicts of law.

10.         Arbitration.

10.1.           Right to Arbitrate Claims. If any kind of legal claim arises between us relating to your purchase of the Interest, either of us will have the right to arbitrate the claim, rather than use the courts. There are only three exceptions to this rule. First, we will not invoke our right to arbitrate a claim you bring in Small Claims Court or an equivalent court, if any, so long as the claim is pending only in that court. Second, we have the right to seek an injunction in court if you violate or threaten to violate your obligations. Third, disputes arising under the Governing Documents will be handled as described in the Governing Documents.

Page | 2

10.2.           Place of Arbitration; Rules. All arbitration will be conducted in Wilmington, Delaware unless we agree otherwise in writing in a specific case. All arbitration will be conducted before a single arbitrator in accordance with the rules of the American Arbitration Association.

10.3.           Appeal of Award. Within 30 days of a final award by the single arbitrator, you or we may appeal the award for reconsideration by a three-arbitrator panel. If you or we appeal, the other party may cross-appeal within 30 days after notice of the appeal. The panel will reconsider all aspects of the initial award that are appealed, including related findings of fact.

10.4.           Effect of Award. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act, and may be entered as a judgment in any court of competent jurisdiction.

10.5.           No Class Action Claims. NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS. No party may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction. An award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not (i) determine the rights, obligations, or interests of anyone other than a named party, or resolve any claim of anyone other than a named party, or (ii) make an award for the benefit of, or against, anyone other than a named party. No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this paragraph, and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable. Any challenge to the validity of this paragraph shall be determined exclusively by a court and not by the administrator or any arbitrator. If this paragraph shall be deemed unenforceable, then any proceeding in the nature of a class action shall be handled in court, not in arbitration.

11.         Consent to Electronic Delivery. You agree that we may deliver all notices, tax reports and other documents and information to you by email or another electronic delivery method we choose. You agree to tell us right away if you change your email address or home mailing address so we can send information to the new address.

12.         Notices. All notices between us will be electronic. You will contact us by email at info@AHPFund.com. We will contact you by email at the email address you used to register at the Site. Either of us may change our email address by notifying the other (by email). Any notice will be considered to have been received on the day it was sent by email, unless the recipient can demonstrate that a problem occurred with delivery. You should designate our email address as a “safe sender” so our emails do not get trapped in your spam filter.

13.         Limitations on Damages. WE WILL NOT BE LIABLE TO YOU FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, EVEN IF YOU TELL US YOU MIGHT INCUR THOSE DAMAGES. This means that at most, you can sue us for the amount of your investment. You can’t sue us for anything else.

Page | 3

14.         Waiver of Jury Rights. IN ANY DISPUTE WITH US, YOU AGREE TO WAIVE YOUR RIGHT TO A TRIAL BY JURY. This means that any dispute will be heard by an arbitrator or a judge, not a jury.

15.         Miscellaneous Provisions.

15.1.           No Transfer. You may not transfer your rights or obligations.

15.2.           Right to Legal Fees. If we have a legal dispute with you, the losing party will pay the costs of the winning party, including reasonable legal fees.

15.3.            Headings. The headings used in this Investment Agreement (e.g., the word “Headings” in this paragraph), are used only for convenience and have no legal significance.

15.4.           No Other Agreements. This Investment Agreement and the documents it refers to (including the Terms of Use) are the only agreements between us.

15.5.           Electronic Signature. You will sign this Investment Agreement electronically, rather than physically.

Social Security Number (If You Are An Individual) Or Employer Identification Number (If You Are An Entity)	_______________________________ _______________________________
Mailing Address

_______________________________
Street 1
_______________________________
Street 2
_______________________________
City
_______________________________
State and Zip Code
_______________________________
Country

[Signatures on Following Pages]

Page | 4

SIGNATURE PAGE FOR AN INVESTOR WHO IS AN INDIVIDUAL

IN WITNESS WHEREOF, the undersigned has executed this Agreement effective on the date first written above.

Investor Signature	Second Signature, if Required

ACCEPTED

AMERICAN HOMEOWNER PRESERVATION 2015A+, LLC

By:
Jorge Newberry, CEO

Page | 5

SIGNATURE PAGE FOR AN INVESTOR THAT IS A CORPORATION, PARTNERSHIP, OR LIMITED LIABILITY COMPANY

IN WITNESS WHEREOF, the undersigned has executed this Agreement effective on the date first written above.

By
Signature

Print Title

ACCEPTED

AMERICAN HOMEOWNER PRESERVATION 2015A+, LLC

By:
Jorge Newberry, CEO

Page | 6

SIGNATURE PAGE FOR AN INVESTOR THAT IS A TRUST

IN WITNESS WHEREOF, the undersigned has executed this Agreement effective on the date first written above.

By
Signature

Print Name

Print Title

ACCEPTED

AMERICAN HOMEOWNER PRESERVATION 2015A+, LLC

By:
Jorge Newberry, CEO

Page | 7

SIGNATURE PAGE FOR AN INVESTOR THAT IS AN IRA

IN WITNESS WHEREOF, the undersigned has executed this Agreement effective on the date first written above.

By
Signature

Print Name

Print Title

ACCEPTED

AMERICAN HOMEOWNER PRESERVATION 2015A+, LLC

By:
Jorge Newberry, CEO

Page | 8

SIGNATURE PAGE FOR AN INVESTOR THAT IS A RETIREMENT PLAN

IN WITNESS WHEREOF, the undersigned has executed this Agreement effective on the date first written above.

By
Signature

Print Name

Print Title

ACCEPTED

AMERICAN HOMEOWNER PRESERVATION 2015A+, LLC

By:
Jorge Newberry, CEO

Page | 9